Thoratec Reports First Quarter 2012 Results

- Record Quarterly Revenue of $126.8 Million, an Increase of 27% Year-Over-Year

- HeartMate II® Worldwide Unit Growth of 32%, Driven by both the U.S. and International Markets

- GAAP Net Income per Diluted Share of $0.43, and Non-GAAP Net Income per Diluted Share of $0.51

PLEASANTON, Calif., May 1, 2012 /PRNewswire/ -- Thoratec Corporation (NASDAQ: THOR), a world leader in device-based mechanical circulatory support therapies to save, support and restore failing hearts, said today that revenues for the first quarter of 2012 were $126.8 million, an increase of 27% versus revenues of $99.5 million in the same period a year ago.

For the quarter ended March 31, 2012, Thoratec reported net income on a GAAP basis of $25.5 million, or $0.43 per diluted share, versus GAAP net income of $16.5 million, or $0.27 per diluted share, in the first quarter of 2011. Non-GAAP net income, which is described later in this press release, was $30.6 million, or $0.51 per diluted share, in the first quarter of fiscal 2012, versus non-GAAP net income of $21.8 million, or $0.34 per diluted share, in the same period a year ago.

"Thoratec had an excellent first quarter, highlighted by strong growth across both the HeartMate II and CentriMag® product lines," said Gary Burbach, President and Chief Executive Officer. "Our HeartMate II performance was broad-based, with unit growth of 32% in both the U.S. and international markets. Internationally, France and Germany delivered robust results, and in the U.S., the Destination Therapy (DT) indication continued to drive the majority of our growth."

"I am encouraged by the ongoing success of our market development initiatives," Burbach added. "In particular, we believe our first quarter results reflect continued progress in generating referrals of well-qualified candidates for HeartMate II therapy, as well as in facilitating program expansion across a broad group of centers, including the increasingly important open heart center segment."

The company ended the first quarter of 2012 with 299 HeartMate II centers globally, including 154 in the U.S. and 145 internationally. In the U.S., there are now 109 centers with Joint Commission certification for DT reimbursement.

Thoratec also commented on the initial results from the DT post-approval study, which show encouraging trends toward improvement since the clinical trial. These initial results were presented at the International Society for Heart and Lung Transplantation by Dr. Ulrich Jorde from Columbia University. The DT post-approval study includes the first 247 DT patients enrolled into INTERMACS from 61 U.S. centers following FDA approval. The study is still ongoing and will reach full two-year follow-up for all patients this Fall. One-year survival for these patients reached 75%, demonstrating continuing improvement relative to the published results from the pivotal trial cohort as well as the DT Continued Access Protocol (CAP). In terms of critical adverse events, HeartMate II continued to demonstrate a low level of thromboembolic complications, while length of stay, bleeding, and infection are all showing favorable trends relative to the clinical trial.

"HeartMate II continues to deliver excellent real-world clinical outcomes for patients with advanced heart failure, and we were excited to treat our 10,000th patient during the first quarter. We look forward to building upon this important milestone by continuing to invest in both our market development activities as well as our innovative pipeline of new technologies," Burbach commented.

FINANCIAL HIGHLIGHTS

Thoratec reported revenues of $126.8 million in the first quarter of 2012 versus revenues of $99.5 million in the first quarter of 2011. The HeartMate product line accounted for $111.7 million in revenues versus $87.3 million a year ago, an increase of 28%. Sales of the acute support product line, which includes CentriMag and PediMag®, were $8.7 million compared with $4.4 million a year ago. Of the $8.7 million in revenues this quarter, approximately $2.7 million were incremental revenues recorded as a result of the Levitronix Medical acquisition completed during the third quarter of 2011. The Thoratec® product line, which includes the PVAD and IVAD, accounted for revenues of $5.8 million compared to revenues of $7.3 million a year ago. In the first quarter of 2012, pump sales accounted for $92.6 million compared to sales of $70.8 million a year ago. Non-pump sales were $33.6 million versus sales of $28.2 million in the first quarter of 2011. The balance of the company's revenues reflects contributions from its graft business. Revenues in the U.S. were $103.9 million versus revenues of $82.5 million a year ago. International revenues in the first quarter of 2012 were $22.9 million versus revenues of $17.0 million a year ago. Foreign exchange rate fluctuations had a negative impact of $0.5 million in the first quarter of 2012 compared to the first quarter of 2011.

GAAP gross margin in the first quarter of 2012 was 69.3 percent versus 68.1 percent a year ago. Non-GAAP gross margin, which is described later in this press release, was 71.6 percent versus 70.5 percent a year ago. The year-over-year increase in gross margin was due to volume-based efficiencies and the contribution from the acquisition of Levitronix Medical.

Operating expenses on a GAAP basis in the first quarter of 2012 were $50.9 million versus $40.7 million a year ago. On a non-GAAP basis, operating expenses were $45.7 million in the first quarter of 2012 versus $36.8 million a year ago. Non-GAAP operating expenses are described later in this press release. The year-over-year increase in operating expenses was due primarily to spending on product and market development initiatives, including sales force expansion and the addition of research and development personnel, and the inclusion of Levitronix Medical.

On a GAAP basis, other income was $0.7 million in the first quarter of 2012 versus other expense of $2.1 million in the prior year. On a non-GAAP basis, other income totaled $0.7 million versus other expense of $0.2 million a year ago. Other income and expense on a non-GAAP basis is described later in this press release.

The company's GAAP effective tax rate in the first quarter of 2012 was 32.4 percent versus 34.1 percent a year ago. The non-GAAP tax rate, which is described later in this press release, was 33.1 percent versus 34.1 percent in the first quarter of 2011.

Cash and investments at the end of the first quarter of 2012 were $247.5 million versus $209.5 million at the end of fiscal 2011.

GUIDANCE FOR FISCAL 2012

The following statements are based on current expectations. These statements are forward-looking and actual results may differ materially. For a more detailed discussion of forward-looking statements, please see the additional information below. The company updated guidance for the full year.

The company expects revenues will be in the range of $452 million to $467 million, reflecting the strong first quarter performance, as well as continued momentum in the Destination Therapy market, driven by the company's market development initiatives.

Gross margins on a GAAP basis are expected to be in the range of 68.5 to 69.0 percent and 71.0 to 71.5 percent on a non-GAAP basis.

GAAP net income per diluted share is expected to be in the range of $1.24 to $1.34 and non-GAAP net income per diluted share in 2012 is expected to be in the range of $1.62 to $1.72.

CONFERENCE CALL/WEBCAST INFORMATION

Thoratec will hold a conference call to discuss its financial results and operating activities for all interested parties at 1:30 p.m., Pacific Daylight Time (4:30 p.m., Eastern Daylight Time), today. The teleconference can be accessed by calling (719) 457-2620, passcode 8806446. Please dial in 10-15 minutes prior to the beginning of the call. The webcast will be available via the Internet at http://www.thoratec.com. A replay of the conference call will be available through Tuesday, May 8, via http://www.thoratec.com or by telephone at (719) 457-0820, passcode 8806446.

GAAP TO NON-GAAP RECONCILIATION

Thoratec management evaluates and makes operating decisions using various measures. These measures are generally based on revenues generated by the company's products and certain costs of producing those revenues, such as costs of product sales, research and development and selling, general and administrative expenses. We use the following measures, which are not calculated in accordance with Generally Accepted Accounting Principles ("GAAP"): non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP other income and expense, non-GAAP tax rate, non-GAAP net income, non-GAAP net income per diluted share and non-GAAP shares used to compute diluted net income per share. These are non-GAAP financial measures under Section 101 of Regulation G under the Securities Exchange Act of 1934, as amended. These non-GAAP financial measures are calculated by excluding certain GAAP financial items that we believe have less significance to the day-to-day operation of our business. The company has outlined below the type and scope of these exclusions and the limitations on the use of the non-GAAP financial measures as a result of these exclusions.

Management uses these non-GAAP financial measures for financial and operational decision making, including in the determination of employee annual cash incentive compensation, as a means to evaluate period-to-period comparisons, as well as comparisons to our competitors' operating results. Management also uses this information internally for forecasting and budgeting, as it believes that the measures are indicative of Thoratec core operating results. Management also believes that non-GAAP financial measures provide useful supplemental information to management and investors regarding the performance of the company's business operations, provide a greater transparency with respect to key metrics used by management in its decision making, facilitate comparisons of results for current periods and guidance for future periods with our historical operating results, and assist in analyzing future trends.

Non-GAAP net income consists of GAAP net income, excluding, as applicable, the tax effected impact of share-based compensation expense, amortization of purchased intangibles, expenses associated with the accounting for convertible debt instruments that may be settled in cash upon conversion, including partial settlements in accordance with Financial Accounting Standards Board ("FASB") issued Accounting Standards Codification ("ASC") 470-20, Debt, Levitronix Medical transaction costs, and fair market value inventory adjustments related to the Levitronix Medical acquisition.

Non-GAAP net income per diluted share is defined as non-GAAP net income divided by the weighted average number of shares on a fully-diluted basis.

Non-GAAP shares used to compute diluted net income per share consists of GAAP shares used to compute diluted net income per share adjusted for any inclusions made in conjunction with dilutive impact of Thoratec's convertible debt instruments and any exclusions made in conjunction with the application of the two-class method for calculating net income per share.

Non-GAAP gross profit and gross margin consist of GAAP gross profit and gross margin excluding share-based compensation expense, amortization of purchased intangibles, and accounting for fair market value inventory adjustments related to the Levitronix Medical acquisition.

Non-GAAP operating expenses consist of GAAP operating expenses excluding share-based compensation expense, amortization of purchased intangibles, and Levitronix Medical transaction costs.

Non-GAAP other income and expense consists of GAAP other income and expenses excluding expenses related to the accounting for convertible debt instruments that may be settled in cash upon conversion, including partial settlements, in accordance with ASC 470-20, Debt.

Non-GAAP tax expense consists of the GAAP tax expense adjusted for the tax effect of the adjustments from GAAP net income to non-GAAP net income.

Non-GAAP tax rate consists of the non-GAAP tax expense divided by non-GAAP pre-tax earnings.

Management believes that it is useful in measuring Thoratec's operations to exclude amortization of intangibles. These costs are primarily fixed at the time of an acquisition and, unlike other fixed costs that result from ordinary operations, are the result of infrequent and irregular events.

Because of varying valuation methodologies, subjective assumptions and the variety of award types that companies can use, Thoratec management believes that providing non-GAAP financial measures that exclude share-based compensation allows investors to compare Thoratec's recurring core business operating results to those of other companies and over multiple periods. The exclusion also enhances investors' ability to review Thoratec's business from the same perspective as Thoratec management, which believes that share-based compensation expense is not directly attributable to the underlying performance of the company's business operations.

Due to the subjective assumptions used to develop non-cash interest expense related to the accounting for convertible debt instruments that may be settled in cash upon conversion, including partial settlements, in accordance with ASC 470-20, Debt, Thoratec management believes that providing non-GAAP financial measures that exclude such expense allows investors to compare Thoratec's recurring core business operating results to those of other companies and over multiple periods. The exclusion also enhances investors' ability to review Thoratec's business from the same perspective as Thoratec management.

To enable investors to compare Thoratec's recurring core business operating results to those of other companies and over multiple periods, Thoratec has excluded Levitronix Medical transaction costs and accounting for fair market value inventory adjustments related to the Levitronix Medical acquisition as they are infrequent in nature.

There are a number of limitations related to the use of non-GAAP financial measures. First, non-GAAP financial measures exclude some costs, namely share-based compensation, that are recurring expenses. Second, share-based compensation is part of an employee's compensation package and as such may be useful for investors to consider. Third, the components of costs that we exclude in our non-GAAP financial measures calculations may differ from components that our peer companies exclude when they report their results from operations.

Non-GAAP financial measures should not be considered as a substitute for measures of financial performance in accordance with GAAP. However, these measures may provide additional insight into Thoratec's financial results. Investors and potential investors are strongly encouraged to review the reconciliation of non-GAAP financial measures contained within this press release with their most directly comparable GAAP financial results and not to rely on any single financial measure to evaluate our business.

The reconciliations of the forward looking non-GAAP financial measures to the most directly comparable GAAP financial measures in the tables below include all information reasonably available to Thoratec at the date of this press release. These tables include adjustments that we can reasonably predict. Events that could cause the reconciliation to change include acquisitions and divestitures of business, goodwill and other asset impairments and sales of marketable equity securities.

The following table includes the GAAP income statement for for the three month periods ending 2012 and 2011:

THORATEC CORPORATION
Condensed Consolidated Statements
(Unaudited)
(in thousands, except for per share data)

	Three Months Ended
	March 31, 2012	April 2, 2011

Product sales	$ 126,769	$ 99,530
Cost of product sales	38,887	31,772
Gross profit	87,882	67,758
Operating expenses:
Selling, general and administrative	31,201	24,919
Research and development	19,696	15,754
Total operating expenses	50,897	40,673
Income from operations	36,985	27,085
Other income and (expense):
Interest expense	(3)	(2,880)
Interest income and other	734	755
Income before income taxes	37,716	24,960
Income tax expense	(12,230)	(8,501)
Net income	$ 25,486	$ 16,459

Net income per share- Basic:	$ 0.44	$ 0.28

Net income per share- Diluted:	$ 0.43	$ 0.27

Shares used to compute net income per share:
Basic	58,438	57,932
Diluted	59,382	65,881

The following table presents our quarterly revenues by source for the first quarter of fiscal 2012 and the full year of fiscal 2011:

THORATEC CORPORATION
Quarterly Revenue Analysis
(Unaudited)
(in millions)

	Three Months Ended
	March 31, 2012	December 31, 2011	October 1, 2011	July 2, 2011	April 2, 2011

Revenue by Product Line
HeartMate	$ 111.7	$ 93.8	$ 87.6	$ 97.6	$ 87.3
PVAD & IVAD	5.8	6.1	7.2	7.6	7.3
CentriMag (1)	8.7	8.8	7.2	5.3	4.4
Other	0.6	0.7	0.6	0.7	0.5
Total	$ 126.8	$ 109.4	$ 102.6	$ 111.2	$ 99.5

Revenue by Category
Pump	$ 92.6	$ 77.4	$ 72.2	$ 77.8	$ 70.8
Non-Pump	33.6	31.3	29.8	32.7	28.2
Other	0.6	0.7	0.6	0.7	0.5
Total	$ 126.8	$ 109.4	$ 102.6	$ 111.2	$ 99.5

Revenue by Geography
United States	$ 103.9	$ 88.2	$ 83.9	$ 93.0	$ 82.5
International	22.9	21.2	18.7	18.2	17.0
Total	$ 126.8	$ 109.4	$ 102.6	$ 111.2	$ 99.5

(1) CentriMag includes PediMag/PediVAS® sales

The following table presents our quarterly pump units by geography for the first quarter of fiscal 2012 and the full year of fiscal 2011:

THORATEC CORPORATION
Quarterly Pump Units
(Unaudited)

	Three months ended
Units by Geography	March 31, 2012	December 31, 2011	October 1, 2011	July 2, 2011	April 2, 2011
United States	838	704	665	753	677
International	219	213	188	193	182
Total (1)	1,057	917	853	946	859

(1) Excludes CentriMag and PediMag/PediVAS units

The following table reconciles the specific items excluded from GAAP net income in the calculation of non-GAAP net income and diluted net income per share for the periods shown below:

THORATEC CORPORATION
Reconciliation of GAAP to Non-GAAP Net Income
(Unaudited)
(in thousands, except for per share data)

	Three Months Ended
Net income reconciliation	March 31, 2012	April 2, 2011

Net income on a GAAP basis	$ 25,486	$ 16,459
Share-based compensation expense:
- Cost of product sales	404	331
- Selling, general and administrative	2,979	2,529
- Research and development	1,516	1,103
Amortization of purchased intangibles
- Cost of product sales	2,072	2,037
- Selling, general and administrative	602	265
- Research and development	82	-
Impact of ASC 470-20	-	1,883
Levitronix fair market value inventory adjustments	355	-
Income tax effect of non-GAAP adjustments	(2,895)	(2,772)
Net income on a non-GAAP basis	$ 30,601	$ 21,835

	Three Months Ended
Diluted net income per share reconciliation	March 31, 2012	April 2, 2011

Diluted net income per share on a GAAP basis	$ 0.43	$ 0.27
Share-based compensation expense:
- Cost of product sales	0.01	0.01
- Selling, general and administrative	0.05	0.04
- Research and development	0.03	0.01
Amortization of purchased intangibles
- Cost of product sales	0.03	0.03
- Selling, general and administrative	0.01	0.00
- Research and development	0.00
Impact of ASC 470-20	-	0.02
Levitronix fair market value inventory adjustments	0.01	-
Income tax effect of non-GAAP adjustments	(0.05)	(0.04)
Diluted net income per share on a non-GAAP basis	$ 0.51	$ 0.34

	Three Months Ended
	March 31, 2012	April 2, 2011
Shares used to compute diluted net income per share reconciliation

Shares used in calculation of diluted net income per share -- GAAP	59,382	65,881
Weighted average unvested restricted stock awards (1)	46	170
Shares used in calculation of diluted net income per share -- non-GAAP	59,428	66,051

(1) The company adopted the two-class method in calculating net income per share on a GAAP basis, which excludes the weighted average unvested restricted stock awards outstanding of 46,000 and 170,000 for the three months ended March 31,
2012 and April 2, 2011, respectively.

The following table reconciles the specific items excluded from GAAP gross profit and gross margin in the calculation of non-GAAP gross profit and gross margin for the periods shown below:

THORATEC CORPORATION
Reconciliation of GAAP to Non-GAAP Gross Profit
(Unaudited)
(in thousands)

	Three Months Ended
	March 31, 2012		April 2, 2011

Gross profit on a GAAP basis	$ 87,882	69.3%	$ 67,758	68.1%
Share-based compensation expense	404		331
Amortization of intangibles	2,072		2,037
Levitronix fair market value inventory adjustments	355		-
Gross profit on a non-GAAP basis	$ 90,713	71.6%	$ 70,126	70.5%

The following table reconciles the specific items excluded from GAAP operating expenses in the calculation of non-GAAP operating expenses for the periods shown below:

THORATEC CORPORATION
Reconciliation of GAAP to Non-GAAP Operating Expenses
(Unaudited)
(in thousands)

	Three Months Ended
	March 31, 2012	April 2, 2011

Operating expenses on a GAAP basis	$ 50,897	$ 40,673
Share-based compensation expense:
- Selling, general and administrative	(2,979)	(2,529)
- Research and development	(1,516)	(1,103)
Amortization of purchased intangibles
- Selling, general and administrative	(602)	(265)
- Research and development	(82)	-
Operating expenses on a non-GAAP basis	$ 45,718	$ 36,776

The following table reconciles the specific items excluded from GAAP other income and expense in the calculation of non-GAAP other income and expense for the periods shown below:

THORATEC CORPORATION
Reconciliation of GAAP to Non-GAAP Other Income and Expense
(Unaudited)
(in thousands)

Three Months Ended
	March 31, 2012	April 2, 2011

Other income (expense) on a GAAP basis	$ 731	$ (2,125)
Impact of ASC 470-20	-	1,883
Other income (expense) on a non-GAAP basis	$ 731	$ (242)

The following table reconciles the GAAP tax expense adjusted for the tax effect of the adjustments from GAAP net income to non-GAAP net income:

THORATEC CORPORATION
Reconciliation of GAAP to Non-GAAP Tax Expense
(Unaudited)
(in thousands)

	Three Months Ended
	March 31, 2012		April 2, 2011

Tax expense on a GAAP basis	$ (12,230)	32.4%	$ (8,501)	34.1%
Share-based compensation expense	(2,008)		(1,704)
Amortization of purchased intangibles	(1,012)		(921)
Impact of adoption of ASC 470-20	-		(753)
Excess compensation limitations and other	267		605
Levitronix fair market value inventory adjustments	(142)		-
Tax expense on a non-GAAP basis	$ (15,125)	33.1%	$ (11,274)	34.1%

The following table reconciles the guidance on a GAAP basis and non-GAAP basis for the periods shown below:

THORATEC CORPORATION
Reconciliation of GAAP to Non-GAAP Forward-Looking Guidance
(Unaudited)
(in thousands, except for per share data)

Gross margin	For the Fiscal Year Ended 2012
	From	To

Gross margin on a GAAP basis	68.50%	69.00%
Amortization of purchased intangibles	1.80%	1.80%
Levitronix fair market value inventory adjustments	0.40%	0.40%
Share-based compensation expense	0.30%	0.30%
Gross margin on a non-GAAP basis	71.00%	71.50%

Net income per diluted share reconciliation	For the Fiscal Year Ended 2012
	From	To

Net income per diluted share on a GAAP basis	$ 1.24	$ 1.34
Share-based compensation expense	0.25	0.26
Amortization of purchased intangibles	0.12	0.12
Levitronix fair market value inventory adjustments	0.01	0.01
Income tax effect of non-GAAP income before tax	-	(0.01)
Net income per diluted share on a non-GAAP basis	$ 1.62	$ 1.72

About Thoratec

Thoratec is the world leader in mechanical circulatory support with the broadest product portfolio to treat the full range of clinical needs for patients suffering from advanced heart failure. The company's products include the HeartMate LVAS and Thoratec VAD, with more than 20,000 devices implanted in patients suffering from heart failure. Thoratec also manufactures and distributes the CentriMag and PediMag / PediVAS product lines. Thoratec is headquartered in Pleasanton, California. For more information, visit www.thoratec.com.

Thoratec, the Thoratec logo, HeartMate and HeartMate II are registered trademarks of Thoratec Corporation and IVAD is a trademark of Thoratec Corporation. CentriMag and PediMag are registered trademarks of Thoratec LLC, and PediVAS is a registered trademark of Thoratec Switzerland GmbH.

Many of the preceding paragraphs, particularly but not exclusively those addressing guidance for fiscal 2012 financial results or future performance contain forward-looking statements within the meaning of Sections 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements can be identified by the words, "believes," "views," "expects," "plans," "projects," "hopes," "could," "will," and other similar words. Actual results, events or performance could differ materially from these forward-looking statements based on a variety of factors, many of which are beyond Thoratec's control. Therefore, readers are cautioned not to put undue reliance on these statements. Investors are cautioned that all such statements involve risks and uncertainties, including risks related to regulatory approvals, the development of new products and new markets including Destination Therapy, the growth of existing markets for our products, customer and physician acceptance of Thoratec products, changes in the mix of existing markets for our products and related gross margin for such product sales, the ability to improve financial performance, the effects of FDA regulatory requirements, our ability to address issues raised by FDA inspections adequately and on a timely basis without a resulting recall of products or interruption of manufacturing or shipment of products, the effects of healthcare reimbursement and coverage policies, the effects of seasonality on Thoratec product sales, the effects of competition and the effects of any merger, acquisition and divestiture related activities. Forward-looking statements contained in this press release should be considered in light these factors and those factors discussed from time to time in Thoratec's public reports filed with the Securities and Exchange Commission, such as those discussed under the heading, "Risk Factors," in Thoratec's most recent annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and other SEC filings. These forward-looking statements speak only as of the date hereof. Thoratec undertakes no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof, or to reflect the occurrence of unanticipated events.

CONTACT: Taylor Harris, Senior Director, Investor Relations & Business Development of Thoratec Corporation, +1-925-738-0047